UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 16, 2020

Royalty Pharma plc

(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-39329	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 East 59th Street New York, New York		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 883-0200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	RPRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

In connection with the initial public offering by Royalty Pharma plc (the “Company”) of its Class A ordinary shares, par value $0.0001 per share, described in the Registration Statement on Form S-1 (File No. 333-238632), as amended (the “Registration Statement”), the following agreements were entered into:

•

Exchange Agreement dated June 16, 2020, among the Company, Royalty Pharma Holdings Limited, RPI US Partners 2019, LP, RPI International Holdings 2019, LP, RPI International Partners 2019, LP and RPI EPA Holdings, LP (the “Exchange Agreement”);

•	Management and Services Agreement dated June 15, 2020, among the Company and RP Management, LLC (the “Management Agreement”);
•	Amended and Restated Management and Services Agreement dated June 11, 2020, among Royalty Pharma Investments 2019 ICAV and RP Management, LLC (the “ICAV Management Agreement”); and
•	Registration Rights Agreement dated June 18, 2020, among the Company and the Persons listed on Schedule A and Schedule B thereto (the “Registration Rights Agreement”).

The Exchange Agreement, Management Agreement, ICAV Management Agreement and Registration Rights Agreement are filed herewith as Exhibits 10.1, 10.2, 10.3 and 10.4 respectively, and are incorporated herein by reference. The terms of these agreements are substantially the same as the terms described in the Registration Statement.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the reorganization incident to the IPO, the Company issued 294,175,555 shares of Class B Ordinary Shares, par value $0.000001 per share (the “Class B Ordinary Shares”), to RPI US Partners 2019, LP and RPI International Holdings 2019, LP, which includes certain members of the Company’s management and board of directors. The Class B Ordinary Shares were issued for nominal consideration in reliance on the exemption contained in Section 4(a)(2) of the Securities Act of 1933, as amended, on the basis that the transaction did not involve a public offering.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 16, 2020, Catherine Engelbert was appointed to serve as a new member of our Board of Directors. The Board has determined that Ms. Engelbert meets the independence standards adopted by the Board in compliance with the Nasdaq Global Select Market corporate governance listing standards and Item 407(a) of Regulation S-K.

Ms. Engelbert does not have any family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Engelbert and any other person pursuant to which she was appointed as a director of the Company.

Ms. Engelbert will receive compensation pursuant to the Company’s Independent Director Compensation Policy, as described in the Registration Statement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2020, the Company adopted its Articles of Association (the “Articles of Association”). The Articles of Association are filed herewith as Exhibit 3.1. The terms of the Articles of Association are substantially the same as the terms set forth in the forms previously filed as Exhibit 3.1 to the Registration Statement.

On June 16, 2020, Royalty Pharma Holdings Ltd. adopted its Articles of Association (the “RP Holdings Articles of Association”). The RP Holdings Articles of Association are filed herewith as Exhibit 3.2. The terms of the RP Holdings Articles of Association are substantially the same as the terms set forth in the forms previously filed as Exhibit 3.2 to the Registration Statement.

Item 8.01.	Other Events

On June 18, 2020, the Company completed the initial public offering of 89,333,920 shares of its Class A ordinary shares pursuant to a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission at a price to the public of $28.00 per share. The Company offered 71,652,250 Class A ordinary shares and the selling shareholders offered 17,681,670 Class A ordinary shares. The number of Class A ordinary shares issued at closing included the exercise in full of the underwriters’ option to purchase 11,652,250 additional Class A ordinary shares from the company.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

3.1	Articles of Association of Royalty Pharma plc
3.2	Articles of Association of Royalty Pharma Holdings Ltd.
10.1	Exchange Agreement dated June 16, 2020, among the Company, Royalty Pharma Holdings Limited, RPI US Partners 2019, LP, RPI International Holdings 2019, LP, RPI International Partners 2019, LP and RPI EPA Holdings, LP
10.2	Management and Services Agreement dated June 15, 2020, among the Company and RP Management, LLC
10.3	Amended and Restated Management and Services Agreement dated June 11, 2020, among Royalty Pharma Investments 2019 ICAV and RP Management, LLC
10.4	Registration Rights Agreement dated June 18, 2020, among the Company and the Persons listed on Schedule A and Schedule B thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 19, 2020

ROYALTY PHARMA PLC

By:	/s/ Pablo Legorreta
Pablo Legorreta
Chief Executive Officer